UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM 8-K

                              CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2003


                           EMC INSURANCE GROUP INC.
             ----------------------------------------------------
            (Exact name of registrant as specified in its charter)


            Iowa                          0-10956              42-623455
-------------------------------        ------------       -------------------
(State or other jurisdiction of        (Commission        (I.R.S. Employer
       incorporation)                  File Number)       Identification No.)


 717 Mulberry Street, Des Moines, Iowa                           50309
--------------------------------------                        ----------
(Address of principal executive office)                       (Zip Code)


                                (515) 280-2902
               --------------------------------------------------
              (Registrant's telephone number, including area code)

Item 9. Regulation FD Disclosure

     On May 20, 2003 EMC Insurance Group Inc. issued the following press release:

EMC INSURANCE GROUP INC. DECLARES
86th CONSECUTIVE QUARTERLY DIVIDEND


DES MOINES, Iowa (May 20, 2003)- The Board of Directors of EMC
Insurance Group Inc. (Nasdaq/NM:EMCI) has declared a quarterly dividend of fifteen (15) cents per share of common stock payable June 9, 2003 to shareholders of record as of June 2, 2003.

This is the eighty-sixth consecutive quarterly dividend paid since EMC Insurance Group Inc. became a publicly held company in February 1982.

EMC Insurance Group Inc., the publicly-held insurance holding company of EMC Insurance Companies, owns subsidiaries with operations in property and casualty insurance and reinsurance. EMC Insurance Companies is one of the largest property and casualty entities in Iowa and among the top 60 insurance entities nationwide. For more information, visit our website www.emcinsurance.com.

The Private Securities Litigation Reform Act of 1995 provides issuers the opportunity to make cautionary statements regarding forward-looking statements. Accordingly, any forward-looking statement contained in this report is based on management's current expectations and actual results of the Company may differ materially from such expectations. The risks and uncertainties that may affect the actual results of the Company include but are not limited to the following: catastrophic events and the occurrence of significant severe weather conditions; state and federal legislation and regulations; rate competition; changes in interest rates and the performance of financial markets; the adequacy of loss and settlement expense reserves, including asbestos and environmental claims; rate agency actions and other risks and uncertainties inherent to the Company's business.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    EMC INSURANCE GROUP INC.
                                    Registrant




                                    /s/ Bruce G. Kelley
                                    -----------------------------
                                    Bruce G. Kelley
                                    President & Chief Executive Officer




                                    /s/ Mark Reese
                                    -----------------------------
                                    Mark Reese
                                    Vice President and
                                    Chief Financial Officer


Date:  May 20, 2003